Exhibit 10.4

PROMISSORY NOTE

(Commercial)

$5,400,000.00	December 29, 2006

Loan  #  06-075

FOR VALUE RECEIVED, the undersigned,

California Mortgage and Realty, Inc. (collectively “Maker”),

whose address for purposes of this Promissory Note (this “Note”) is

62 1st Street, Fourth Floor, San Francisco California (the State of California is referred to as the “State”),

PROMISES TO PAY to the order of

CMR Mortgage Fund II, LLC, a CFL Licensed Lender, as to undivided 100% interest (collectively “Holder”),

at 62 1st Street, Fourth Floor, San Francisco California 94105, or such other place as the Holder may specify, the principal sum of Five Million Four hundred Thousand Dollars and Zero Cents ($5,400,000.00), together with interest thereon from the Date of Disbursement (as defined below) at the rate of Twelve and Fifty Hundredth Percent (12.50%) per annum (the “Contract Rate”), to be paid in lawful money of the United States of America as follows:

a.                                       Interest from the Date of Disbursement through the end of the month shall be due and payable on the Date of Disbursement; and,

b.                                      The payments on this Note shall be as follows:

Number of Payments	Amount of Payment	Date Series Commences “Date of Commencement”
35	$56,250.00	February 01, 2007
1	$5,456,250.00	January 01, 2010

The day of the month on which payments are due is called the “Installment Payment Date.” The last day in the last series above is called the “Date of Maturity.” Each installment payment shall be applied first to accrued interest and then to principal.

1.                                       The “Date of Disbursement” for purposes of this Note shall mean the day upon which a closing agent disburses the majority of the principal amount of this Note.

2.                                       A “Loan Month” for purposes of this Note shall mean each successive calendar month of the term of this Note, beginning with the month in which the Date of Commencement falls.

3.                                       If any installment of principal and/or interest not be paid within Ten (10) Days after the due date (“Grace Period Expiration Date”, Maker shall also pay to Holder a late charge of 10%) of such installment. THE

LATE CHARGE SHALL BE PAID WITHOUT PREJUDICE TO THE RIGHT OF THE HOLDER TO COLLECT ANY OTHER AMOUNTS PROVIDED TO BE PAID OR TO DECLARE A DEFAULT UNDER THIS NOTE OR THE DEED OF TRUST (AS DEFINED BELOW). THE LATE CHARGE SHALL BE PAYABLE NOT LATER THAN THE DUE DATE OF THE NEXT PAYMENT AND SHALL BE SECURED BY THE DEED OF TRUST AND OTHER SECURITY DOCUMENTS (AS DEFINED BELOW). MAKER RECOGNIZES THAT ITS DEFAULT IN MAKING ANY PAYMENT AS AGREED TO BE PAID WHEN DUE, OR THE OCCURRENCE OF ANY OTHER EVENT OF DEFAULT UNDER THE DEED OF TRUST OR ANY OTHER SECURITY DOCUMENT, WILL REQUIRE HOLDER TO INCUR ADDITIONAL EXPENSE IN SERVICING AND ADMINISTERING THE LOAN, IN LOSS TO HOLDER OF THE USE OF THE MONEY DUE AND IN FRUSTRATION TO HOLDER IN MEETING ITS OTHER FINANCIAL AND LOAN COMMITMENTS AND THAT THE DAMAGES CAUSED THEREBY WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. MAKER AGREES (A) THAT AN AMOUNT EQUAL TO THE LATE CHARGE PLUS THE ACCRUAL OF INTEREST AT THE DEFAULT RATE IS A REASONABLE ESTIMATE OF THE DAMAGE TO HOLDER CAUSED BY A LATE PAYMENT, AND (B) THAT THE ACCRUAL OF INTEREST AT THE DEFAULT RATE FOLLOWING ANY OTHER EVENT OF DEFAULT IS A REASONABLE ESTIMATE OF THE DAMAGE TO HOLDER CAUSED BY ANOTHER EVENT OF DEFAULT, REGARDLESS OF WHETHER THERE HAS BEEN AN ACCELERATION OF THE DEBT. NOTHING IN THIS NOTE SHALL BE CONSTRUED AS AN OBLIGATION ON THE PART OF HOLDER TO ACCEPT, AT ANY TIME, LESS THAN THE FULL AMOUNT THEN DUE, OR AS A WAIVER OR LIMITATION OF HOLDER’S RIGHT TO COMPEL PROMPT PERFORMANCE.

INITIAL:

4.                                       [NO] If the box preceding this sentence contains the word “yes,” Holder has no obligation to accept tendered full or partial prepayments of any portion of the principal balance outstanding hereunder until 0 after the Date of Disbursement (the “Lock Period”).

[NO] If the box preceding this sentence contains the word “yes,” in the event of a Prepayment after the Lock Period, Maker shall, as a condition to the Holder’s acceptance of the Prepayment, pay to Holder a prepayment premium (the “Prepayment Premium”) equal to (0) months’ interest on that portion of the unpaid balance of this Note prepaid.

Maker shall have no right to prepay, and the Holder shall have no obligation to accept tendered full or partial prepayments of any portion of the principal balance outstanding hereunder (a “Prepayment”) unless and until prepayment is made on an Installment Payment Date, with not less than thirty (30) days’ prior written notice to Holder, and pays any Prepayment Premium called for in the previous paragraph. Any amounts to he prepaid as specified in said notice shall become due and payable at the time provided in said notice, and said notice shall not relieve the Maker from making any payment due prior to or, in the event of a partial Prepayment, after, the time specified in said notice. Prepayments shall be credited to installments of principal in the inverse order of their maturity.

5.                                       If an Event of Default occurs and the Holder accelerates payment of the indebtedness, the Holder shall suffer damages and opportunity costs which are now difficult or impossible to ascertain. Therefore, if that occurs, Maker shall pay to the Holder, as liquidated damages and not as a penalty, and in addition to the entire balance of principal and accrued interest and all other sums then due under this Note, the Deed of Trust and the Other Security Documents, an amount equal to the Prepayment Premium computed as if the entire unpaid balance of this Note were prepaid on the date of default.

The Maker waives all rights under California Civil Code Section 2954.10 which provides, in part, as follows:

AN OBLIGEE WHICH ACCELERATES THE MATURITY DATE OF THE PRINCIPAL AND ACCRUED INTEREST, PURSUANT TO CONTRACT, ON ANY LOAN SECURED BY A MORTGAGE OR DEED OF TRUST ON REAL PROPERTY UPON THE CONVEYANCE OF ANY RIGHT, TITLE, OR INTEREST IN THAT PROPERTY, MAY NOT CLAIM, EXACT, OR COLLECT ANY CHARGE, FEE, OR PENALTY FOR ANY PREPAYMENT RESULTING FROM THAT ACCELERATION.

The Maker understands and acknowledges that the Holder bargained for this waiver as part of the consideration that induced the Holder to enter into this transaction. The Maker initials this paragraph for the purpose of evidencing its understanding of Civil Code Section 2954.10 recited in part above and the Maker’s agreement to the waiver of its terms.

INITIAL:

6.                                       This Note is secured, without limitation), by that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (the “Deed of Trust”) of the same date given by Maker to California Mortgage and Realty, Inc., as Trustee, for the benefit of Holder, on certain real estate and personal property (the “Trust Property”) and the Other Security Documents (as defined in the Deed of Trust, referred to as the “Other Security Documents”). This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Deed of Trust and the Other Security Documents. Among the provisions of the Deed of Trust is the following paragraph 12:

12. Transfer or Encumbrances of the Trust Property. Trustor acknowledges that Beneficiary has examined both the creditworthiness of Trustor and Trustor’s experience in owning and operating properties such as the Trust Property in determining whether or not to make the Loan, that Beneficiary has relied on Trustor’s creditworthiness and experience in deciding to make the Loan, and that Beneficiary will continue to rely on Trustor’s ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for repayment of the Debt. Trustor acknowledges that Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, if Trustor defaults in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. If Trustor shall, without the prior written consent of Beneficiary, further encumber the Trust Property with any lien imposed in connection with any other financing, or sell, transfer or convey any part of the Trust Property or the right to manage or control the operation of any part of the Trust Property, the entire Debt shall become due, at the option of Beneficiary. A sale, transfer or conveyance within the meaning of this Paragraph shall be deemed to include (i) an installment sales agreement in which Trustor agrees to sell any part of the Trust Property for a price to be paid in installments; (ii) an agreement by Trustor leasing all or a substantial part of the Trust Property, or a sale, pledge, assignment or other transfer of, or the grant of a security interest in, Trustor’s tight, title and interest in any Leases or any Rents; (iii) if Trustor is a corporation or a limited partnership with a corporate general partner, the transfer of stock of the Trustor or its corporate general partner to parties who do not now hold a controlling interest; (iv) if Trustor is a general or limited partnership, joint venture, or other form of partnership (a “Partnership”), a transfer of any general partnership interest or the admission of any new general partner; and (v) if Trustor is a limited liability company or a limited partnership with a limited liability company as general partner, the transfer of membership interests in the Trustor or its limited liability company general partner (or the stock or membership interests in any corporation or limited liability company controlling Trustor or its limited liability company general partner) or the creation or issuance of new memberships in Trustor or its limited liability company general partner to parties who do not now own a controlling interest. Beneficiary reserves the right to condition its consent upon a modification of the terms of this Deed of Trust and the Note and on assumption of this Deed of Trust as so modified, by the proposed transferee, payment of a transfer or assumption fee, or such other conditions as Beneficiary shall determine in its sole discretion to be in the interest of Beneficiary. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to declare the Debt immediately due and payable upon Trustor’s sale, transfer, conveyance or further encumbrance of the Trust Property without Beneficiary’s consent. This provision shall apply to every sale, transfer, conveyance, or further encumbrance of the Trust Property regardless of whether voluntary or not or whether or not Beneficiary has consented to any previous sale, transfer, conveyance, or further encumbrance of the Trust Property.

7.                                       Maker shall be in default under this Note (referred to as an “Event of Default”) and the whole sum of principal and interest shall become due and payable at the option of the Holder without notice or demand, upon: (i) the nonpayment, by the Grace Period Expiration Date of any installment of principal and/or interest, or any other monetary obligation under this Note, the Deed of Trust or the Other Security Documents; or (ii) any other Event of Default under the Deed of Trust or the Other Security Documents.

8.                                       If an Event of Default occurs, this Note shall thereafter bear interest at the rate of the lesser of (i) the Maximum Rate (as hereinafter defined) or (ii) 18 percent % per annum (which lesser rate is referred to as the “Default Rate”) from the date of the Event of Default until cured. In the event Maker fails to pay, in full, all outstanding principal, interest and other sums due under the terms of this Note, on or before the maturity date as set forth herein, Borrower shall pay to Holder as liquidated damages the additional sum of 10% of the total outstanding balance due as of such maturity date.

9.                                       Additional Advances: The Holder shall be entitled to advance such further sums as necessary, in the Holder’s sole discretion, to cure any default(s) on any senior lien(s) including property tax liens. Any sum or sums so advanced shall be considered additional advances under this Note and the Deed of Trust by which this Note is secured and shall bear interest at the Default Rate set forth above from the date of the advance(s) until paid by the Borrower. Further, Maker shall pay to Holder as liquidated damages an additional fee equal to ten percent (10.00%) of any sum(s) advanced hereon for services rendered in connection with such advance(s).

10.                                 Liquidated Damages: Maker agrees that the actual damages to Holder, in the event of a default by Maker and/or failure by Maker to pay upon maturity, would be extremely difficult or impracticable to determine because they involve such factors, among others, as the need of Holder to make decisions, undertake risks, and take action; and the impact on business relations between Holder and its members and/or investors. Therefore, by signing below, Maker acknowledges that the above charges have been agreed upon as a reasonable estimate of such damages.

INITIAL:

11.                                 Acceptance by Holder of any payment for less than what is due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due before the Grace Period Expiration Date, shall be and continue to be an Event of Default under this Note. The rights or remedies of the Holder, as provided in this Note, the Deed of Trust or any of the Other Security Documents, or as provided at law or in equity shall be cumulative and concurrent, and may be pursued singly, jointly or successively against the Trust Property, Leases, Rents (as defined in the Deed of Trust) or any other funds, property or security held by Holder for the payment or performance thereof, or against the Maker or otherwise, at the sole discretion of the Holder. The failure to exercise any such right or remedy shall not be construed as a waiver or release of any rights or remedies or of the right to exercise them at any later time.

12.                                 Maker and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable for all or any part of the indebtedness under this Note, the Deed of Trust, and the Other Security Documents, waive all applicable exemption rights, whether under the laws of the State, homestead laws, or otherwise, and also waive valuation and appraisement, diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor, of acceleration, of intention to accelerate and of maturity. All endorsers, guarantors, sureties, and accommodation parties hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment. Any such renewals, extensions or modifications may be made without notice to any of said parties.

13.                                 Maker and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness agree to pay all costs of collection, including reasonable attorneys’ fees and all costs of suit, if this Note is not paid when due, or if it is necessary to protect the security for this Note or to commence foreclosure proceedings under the Deed of Trust or any of the Other Security Documents, or if Holder is made a party to any litigation because of this Note, the Deed of Trust or any of the Other Security Documents, whether or not suit is filed, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings. Such costs of collection shall include attorneys fees and costs in all aspects of bankruptcy proceedings affecting the security for this Note or performance hereunder, including plan objection proceedings, objections to discharge, claim objection proceedings, preference actions, relief from stay litigation, motions to dismiss, convert or appoint a trustee, case monitoring and serving on a creditor’s committee.

14.                                 This Note shall not be amended, modified or changed, nor shall any waiver of any of its provision be effective unless accomplished by an instrument in writing signed by the party against whom enforcement of any amendment, modification, change or waiver is sought.

15.                                 Maker acknowledges that this Note and the loan it evidences was made by a licensed California Finance Lender or licensed California Real Estate Broker or it was arranged by a licensed California Real Estate Broker and that the broker’s participation was a material factor in the consummation of this transaction. However, none of the terms and provisions contained in this Note, the Deed of Trust, or any of the Other Security Documents, shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Maximum Rate. The Maker or other party now or later liable for the payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions and of any other instrument executed in connection herewith this loan transaction. If Holder collects monies which are deemed to be interest in excess of the Maximum Rate, all excess sums shall be applied against the unpaid principal balance and not to the payment of interest; and if a surplus remains after full payment of principal and lawful interest, the surplus shall be refunded to the Maker in cash and the Maker hereby agrees to accept such refund. As used in this Note, the term “Maximum Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the indebtedness evidenced by this Note, the Deed of Trust, or any of the Other Security Documents at such time to exceed the maximum amount which Holder would be allowed to contract for, charge, take, reserve or receive under the laws of the State or any other applicable law after taking into account, to the extent required by the laws of the State or any other applicable law, all relevant payments or charges under this Note, the Deed of Trust, and the Other Security Documents.

16.                                 Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective successors and assigns. In the event Maker is comprised of more than one individual or entity, each such individual or entity shall be jointly and severally liable under this Note.

17.                                 Time is of the essence of this Note.

18.                                 Any notice, demand, statement, request, or consent made under this Note shall be in writing and shall be deemed given when hand-delivered or within Three (3) Days after the date sent by certified mail, return receipt requested, or the next business day after the date sent by nationally recognized overnight mail or courier service to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Maker or Holder, as the case may be, shall in like manner designated in writing.

19.                                 The singular number shall include the plural, and the plural the singular, and any gender shall be substituted for any other gender, where appropriate.

20.                                 This Note is to be governed by and construed in accordance with the laws of the State, without giving effect to the conflicts of law provisions thereof. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. Maker consents to the jurisdiction of the state and federal courts in the State for any actions involving the enforcement or interpretation of this Note, Deed of Trust and the transaction they evidence.

MAKER HEREBY WAIVES TRIAL BY JURY IN ANY SUIT INVOLVING THE HOLDER OR ANY ARRANGER OF THIS LOAN AS WELL AS ANY CLAIM FOR PUNITIVE DAMAGES.

21.                                 THIS NOTE, THE DEED OF TRUST, THE ENVIRONMENTAL iNDEMnity, ANY GUARANTY AND THE OTHER SECURITY DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

22.                                 This Note is made by Maker pursuant to that certain Assignment of Membership Interest and Claims between Maker and Holder dated December 29, 2006.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note effective as of the date first above written.

California Mortgage and Realty, Inc.

BY:	/s/ Henry Park
California Mortgage and Realty, Inc.
Henry Park, Vice President